Filed pursuant to Rule 424(b)(2)
Registration No. 333-169731

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of Securities to	Amount to Be	Offering Price	Aggregate	Amount of
Be Registered	Registered	Per Unit	Offering Price	Registration Fee
2.45% Senior Notes due 2015	$500,000,000	99.854%	$499,270,000	$35,597.95
3.95% Senior Notes due 2020	$500,000,000	99.745%	$498,725,000	$35,559.09
5.70% Senior Notes due 2040	$250,000,000	99.813%	$249,532,500	$17,791.67
Total	$1,250,000,000	—	$1,247,527,500	$88,948.71

PROSPECTUS SUPPLEMENT
(To Prospectus Dated October 4, 2010)

Celgene Corporation
$500,000,000  2.450% Senior Notes due 2015
$500,000,000  3.950% Senior Notes due 2020
$250,000,000  5.700% Senior Notes due 2040

We are offering $500,000,000 aggregate principal amount of 2.450% senior notes due 2015 (the “2015 notes”), $500,000,000 aggregate principal amount of 3.950% senior notes due 2020 (the “2020 notes”) and $250,000,000 aggregate principal amount of 5.700% senior notes due 2040 (the “2040 notes” and, together with the 2015 notes and the 2020 notes, the “notes”). Interest on the notes will be payable in cash semi-annually in arrears on April 15 and October 15 of each year, beginning April 15, 2011.

The notes will be our senior unsecured obligations and will rank equally with any of our future senior unsecured indebtedness. We may redeem the notes, at any time in whole or from time to time in part, at the redemption prices described in this prospectus supplement.

The notes offered by this prospectus supplement will not be listed on any securities exchange and there is no existing trading market for the notes.

Investing in the notes involves risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

	Per		Per		Per
	2015 Note	Total	2020 Note	Total	2040 Note	Total

Public offering price(1)	99.854%	$499,270,000	99.745%	$498,725,000	99.813%	$249,532,500
Underwriting discount	0.600%	$3,000,000	0.650%	$3,250,000	0.875%	$2,187,500
Proceeds, before expenses, to Celgene	99.254%	$496,270,000	99.095%	$495,475,000	98.938%	$247,345,000

(1) Plus accrued interest, if any, from October 7, 2010, if settlement occurs after that date.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The underwriters expect to deliver the notes on or about October 7, 2010 only in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme.

Joint Book-Running Managers

CITI	J.P. MORGAN	MORGAN STANLEY

The date of this prospectus supplement is October 4, 2010.

WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE ANY INFORMATION OTHER THAN THAT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR IN ANY FREE WRITING PROSPECTUS PREPARED BY OR ON BEHALF OF US OR TO WHICH WE HAVE REFERRED YOU. WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. WE ARE NOT, AND THE UNDERWRITERS ARE NOT, MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER AND SALE IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS, ANY FREE WRITING PROSPECTUS OR ANY DOCUMENT INCORPORATED BY REFERENCE IS ACCURATE AS OF ANY DATE OTHER THAN THEIR RESPECTIVE DATES. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THOSE DATES.

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

As used in this prospectus supplement, unless otherwise specified or where it is clear from the context that the term only means issuer, the terms “Celgene,” “we,” “us” and “our” refer to Celgene Corporation and its consolidated subsidiaries and, where appropriate, Abraxis BioScience, Inc., or Abraxis, and its consolidated subsidiaries, if and when our acquisition of Abraxis is completed.

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus, and describes our senior debt securities offering. The second part is the accompanying prospectus, dated October 4, 2010, which provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the headings “How to Obtain More Information” and “Incorporated by Reference” in this prospectus supplement.

S-ii

HOW TO OBTAIN MORE INFORMATION

We file annual, quarterly and interim reports, proxy and information statements and other information with the Securities and Exchange Commission, or, the SEC. These filings contain important information, which does not appear in this prospectus. The reports and other information can be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference facilities or website. Statements contained in this prospectus concerning the contents of any document we refer you to are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

S-iii

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we may disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of the offering under this prospectus. We are not, however, incorporating by reference any documents or portions thereof whether specifically listed below or filed in the future that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

•	Annual Report on Form 10-K for the year ended December 31, 2009;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010;

•	Current Reports on Form 8-K filed with the SEC on January 6, 2010, January 15, 2010, February 12, 2010, April 15, 2010, June 18, 2010, June 30, 2010, July 1, 2010, August 4, 2010, August 27, 2010 and October 4, 2010; and

•	Portions of the Definitive Proxy Statement on Schedule 14A for the 2010 annual meeting of stockholders held June 16, 2010 to the extent incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2009.

You may request a copy of these filings at no cost, other than exhibits to such documents which are not specifically incorporated by reference into such documents or this prospectus, by calling our Investor Relations department at (908) 673-9000, by writing to Investor Relations, Celgene Corporation, 86 Morris Avenue, Summit, NJ 07901.

S-iv

FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are included, for example, in the discussions about:

•	strategy;

•	new product discovery and development;

•	current or pending clinical trials;

•	our products’ ability to demonstrate efficacy or an acceptable safety profile;

•	actions by the U.S. Food and Drug Administration;

•	product manufacturing, including our arrangements with third-party suppliers;

•	product introduction and sales;

•	royalties and contract revenues;

•	expenses and net income;

•	credit and foreign exchange risk management;

•	liquidity;

•	asset and liability risk management; and

•	operational and legal risks.

We have tried, wherever possible, to identify these forward-looking statements by using words such as “forecast,” “project,” “anticipate,” “plan,” “strategy,” “intend,” “potential,” “outlook,” “target,” “seek,” “continue,” “believe,” “could,” “estimate,” “expect,” “may,” “probable,” “should,” “will” or other words of similar meaning in conjunction with, among other things, discussions of our future operations, business plans and prospects, prospective products or product approvals, our strategies for growth, product development and regulatory approval, our expenses, the impact of foreign exchange rates, the outcome of contingencies, such as legal proceedings, and our financial performance and results generally. You also can identify our forward-looking statements by the fact that they do not relate strictly to historical or current facts.

You are cautioned not to unduly rely on the forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Factors that could cause such differences include, but are not limited to, those risks and uncertainties discussed under the heading “Risk Factors”; the risks described in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010.

Whether or not any of these or other risks or uncertainties materialize, our results could differ materially from the expectations in these statements. We do not undertake any obligation to update these forward-looking statements, except as required by law.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of some of the information contained, or incorporated by reference, in this prospectus supplement. It is not complete and may not contain all the information that is important to you. To understand this offering fully, you should read carefully this entire prospectus supplement, including the risk factors beginning on page S-5 and the financial statements incorporated by reference in this prospectus supplement, including the financial statements of Abraxis BioScience, Inc., or Abraxis, contained in Exhibits 99.1 and 99.2 of our Current Report on Form 8-K filed with the SEC on October 4, 2010, the accompanying prospectus and the other documents incorporated by reference herein and therein. Unless the context requires otherwise, references to “we,” “us,” “our” and “Celgene” shall mean Celgene Corporation and its consolidated subsidiaries and, where appropriate, Abraxis BioScience, Inc., or Abraxis, and its consolidated subsidiaries, if and when our acquisition of Abraxis is completed. Any capitalized terms used and not defined in this prospectus supplement have the meaning assigned to them in the accompanying prospectus or our Annual Report on Form 10-K for the year ended December 31, 2009, incorporated by reference herein.

Celgene Corporation

We are a global integrated biopharmaceutical company primarily engaged in the discovery, development and commercialization of innovative therapies designed to treat cancer and immune-inflammatory-related diseases. We are dedicated to innovative research and development which is designed to bring new therapies to market. We are also involved in research in several scientific areas that may deliver proprietary next-generation therapies, targeting areas such as intracellular signaling pathways in cancer and immune cells, immunomodulation in cancer and autoimmunity and placental cell, including stem and progenitor cell, research. The drug and cell therapies we develop are designed to treat life-threatening diseases or chronic debilitating conditions. Building on our growing knowledge of the biology underlying hematological and solid tumor cancers as well as in immune-inflammatory diseases, we are investing in a range of innovative therapeutic programs that are investigating ways to treat and manage chronic diseases by targeting the disease source through multiple mechanisms of action.

Our commercial stage products include REVLIMID®, THALOMID® (inclusive of Thalidomide Celgenetm and Thalidomide Pharmiontm, subsequent to the acquisition of Pharmion Corporation), VIDAZA®, ISTODAX® (as a result of the acquisition of Gloucester Pharmaceuticals) and FOCALIN®. FOCALIN® is sold exclusively to Novartis Pharma AG, or Novartis. We also derive revenues from a licensing agreement with Novartis, which entitles us to royalties on FOCALIN XR® and the entire RITALIN® family of drugs, and sales of bio-therapeutic products and services through our Cellular Therapeutics subsidiary. ALKERAN® was licensed from GlaxoSmithKline, or GSK, and sold under our label through March 31, 2009, the conclusion date of the ALKERAN® license with GSK. Through March 31, 2011, we will continue to earn residual payments based upon GSK’s ALKERAN® revenues.

Business Strategy

We are dedicated to innovative research and development designed to bring unique therapies to market. We are involved in research in several scientific areas that may deliver proprietary next-generation therapies, such as cellular signaling biology, immunomodulation and cell therapy research. The therapies (small-molecules and biologics) we develop are designed to treat life-threatening diseases or chronic debilitating conditions where patients are poorly served by current therapies. Building on our growing knowledge of structural chemistry and the biology underlying hematological and solid tumor cancers and immune-inflammatory diseases, we are investing in a range of innovative therapeutic programs that are investigating ways to target or treat chronically managed diseases by targeting multiple mechanisms at their source.

Recent Developments

As previously disclosed in our Current Report on Form 8-K filed with the SEC on July 1, 2010, on June 30, 2010, we entered into a definitive merger agreement under which we will acquire Abraxis, subject to an Abraxis stockholders’ vote and the satisfaction or waiver of certain customary closing conditions. If the merger is completed, Abraxis stockholders (other than Abraxis stockholders who validly perfect appraisal rights under Delaware law) will be entitled to receive, for each share of Abraxis common stock, (i) an amount in cash, without interest, equal to $58.00, (ii) 0.2617 of a share of our common stock, par value $.01 per share, and (iii) one contingent value right.

Corporate Information

We were incorporated in the State of Delaware in April 1986. Our principal executive offices are located at 86 Morris Avenue, Summit, NJ 07901, and our phone number is (908) 673-9000. Our website address is www.celgene.com. The reference to our website address does not constitute incorporation by reference of the information contained on the website, which should not be considered part of this prospectus supplement. Additional information regarding us is set forth in our Annual Report on Form 10-K for the year ended December 31, 2009, our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2010 and June 30, 2010 and our Current Reports on Form 8-K (which are incorporated by reference in this prospectus supplement). See “How to Obtain More Information” and “Incorporation by Reference.”

THE OFFERING

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of the notes, see “Description of Notes” in this prospectus supplement.

Issuer	Celgene Corporation

Notes Offered	$1,250,000,000 in aggregate principal amount of notes, consisting of:

• $500,000,000 aggregate principal amount of the 2015 notes;

• $500,000,000 aggregate principal amount of the 2020 notes; and

• $250,000,000 aggregate principal amount of the 2040 notes.

Maturity Date	2015 notes: October 15, 2015

2020 notes: October 15, 2020

2040 notes: October 15, 2040

Interest and Payment Date	2015 notes: 2.450% per annum, payable semi-annually in arrears in cash on April 15 and October 15 of each year, beginning April 15, 2011.

2020 notes: 3.950% per annum, payable semi-annually in arrears in cash on April 15 and October 15 of each year, beginning April 15, 2011.

2040 notes: 5.700% per annum, payable semi-annually in arrears in cash on April 15 and October 15 of each year, beginning April 15, 2011.

Repurchase at the Option of Holders upon a Change of Control Triggering Event	If we experience a “Change of Control Triggering Event” (as defined in “Description of Notes — Offer to Purchase upon Change of Control Triggering Event”), we will be required, unless we have exercised our right to redeem the notes, to offer to purchase the notes with respect to which such event occurred at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest.

Ranking	The notes will rank:

• equal in right of payment to any of our future senior unsecured indebtedness;

• senior in right of payment to any of our future subordinated indebtedness; and

• effectively subordinated in right of payment to any of our subsidiaries’ obligations (including secured and unsecured obligations) and subordinated in right of payment to our secured obligations, to the extent of the assets securing such obligations.

Optional Redemption	We may redeem the notes at our option, at any time in whole or from time to time in part, at a “make-whole” redemption price. We will also pay the accrued and unpaid interest on the notes to the redemption date. See “Description of Notes — Optional Redemption.”

Covenants	The notes and related indenture do not contain any financial or other similar restrictive covenants. However, we will be subject to the covenants described under the caption “Description of Notes — Covenants.”

Use of Proceeds	We intend to use the net proceeds for general corporate purposes, which may include, without limitation, further development of our clinical and pre-clinical programs, expansion of our international operations, capital expenditures, strategic transactions and to meet working capital needs. See “Use of Proceeds.”

DTC Eligibility	The notes will be issued in fully registered book-entry form and will be represented by permanent global notes without coupons. Global notes will be deposited with a custodian for and registered in the name of a nominee of DTC, in New York, New York. Investors may elect to hold interests in the global notes through DTC and its direct or indirect participants as described in the accompanying prospectus under “Description of Notes — Book-Entry System.”

Form and Denomination	The notes will be issued in minimum denominations of $2,000 and any integral multiple of $1,000.

Trading	The notes will not be listed on any securities exchange or included in any automated quotation system. The notes will be new securities for which there is currently no public market.

Risk Factors	You should carefully consider the information set forth under “Risk Factors” on page S-5 of this prospectus supplement, as well as the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010, each of which has been filed with the SEC, before deciding to invest in the notes.

Further Issues	We may, without notice to or the consent of the holders or beneficial owners of the notes, create and issue additional notes and/or notes having the same ranking, interest rate, maturity and other terms as the notes of that series. Any additional debt securities having such similar terms, together with that series of notes, could be considered part of the same series of notes under the indenture.

Trustee	The Bank of New York Mellon Trust Company, N.A.

Governing Law	The notes will be governed by the laws of the State of New York.

For additional information regarding the notes, see “Description of Notes.”

RISK FACTORS

Before investing in our securities, you should carefully consider the following risks and the risk factors described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010, each of which has been filed with the SEC, and subsequent filings containing updated disclosures of such factors, together with other information contained in this prospectus supplement and any related free writing prospectus and the other information that we have incorporated by reference herein. Whether or not any of these risk factors were actually to occur, our business, financial condition or results of operations could be materially adversely affected.

Risks Related to this Offering

We may not be Able to Generate Sufficient Cash to Service Our Obligations Under the Notes

Our ability to service the notes will depend upon, among other things, continued commercial success of our primary products REVLIMID®, THALOMID® and VIDAZA® and other factors that affect our future financial and operating performance, including, without limitation, prevailing economic conditions and financial, business, and regulatory factors, many of which are beyond our control.

If we are unable to generate sufficient cash flow to service the debt service requirements under the notes, we may be forced to take actions such as:

•	restructuring or refinancing our debt, including the notes;

•	seeking additional debt or equity capital;

•	seeking bankruptcy protection;

•	reducing distributions if we make in the future;

•	reducing or delaying our business activities, acquisitions, investments or capital expenditures; or

•	selling assets.

Such measures might not be successful and might not enable us to service our obligations under the notes. In addition, any such financing, refinancing or sale of assets might not be available on economically favorable terms.

We may Still be Able to Incur Substantially More Indebtedness. This Could Exacerbate the Risks Associated with Our Indebtedness Under the Notes

We may be able to incur substantial additional indebtedness in the future. The terms of the indenture governing the notes do not prevent us or our subsidiaries from incurring indebtedness. If we incur any additional indebtedness that ranks equally with the notes, the holders of that indebtedness will be entitled to share ratably with the holders of the notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of proceeds paid to you. If new indebtedness is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.

The Notes Offered Hereby will be Unsecured and Effectively Subordinated to any Future Secured Indebtedness

The notes offered hereby will be general unsecured obligations ranking effectively junior in right of payment to any future secured indebtedness. The notes are not secured by any of our assets. Any claims of future secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets. Additionally, the indenture governing the notes will permit us to incur additional secured indebtedness in the future. In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, any indebtedness that is effectively senior to the notes will be entitled to be paid in full from our assets securing such indebtedness before any payment may be made with respect to the notes. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of Celgene Corporation’s other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets.

The Terms of the Indenture and the Notes Provide Only Limited Protection Against Significant Corporate Events that could Adversely Impact Your Investment in the Notes

While the indenture and the notes contain terms intended to provide protection to the holders of the notes upon the occurrence of certain events involving significant corporate transactions, such terms are limited and may not be sufficient to protect your investment in the notes.

The definition of the term “Change of Control Triggering Event” (as defined in “Description of Notes — Offer to Purchase upon Change of Control Triggering Event”) does not cover a variety of transactions (such as acquisitions by us or recapitalizations) that could negatively affect the value of your notes. If we were to enter into a significant corporate transaction that would negatively affect the value of the notes but would not constitute a Change of Control Triggering Event, we would not be required to offer to repurchase your notes prior to their maturity.

Furthermore, the indenture for the notes does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

•	limit our ability to incur indebtedness that is equal in right of payment to the notes;

•	restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries and therefore rank effectively senior to the notes;

•	limit the ability of our subsidiaries to service indebtedness;

•	restrict our ability to repurchase or prepay any other of our securities or other indebtedness; or

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes.

As a result of the foregoing, when evaluating the terms of the notes, you should be aware that the terms of the indenture and the notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the notes.

Our Credit Ratings are Subject to Change

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

Your Ability to Transfer the Notes Offered Hereby will be Limited by the Absence of an Active Trading Market

The notes are a series of securities for which there is currently no established trading market. The underwriters have advised us that they intend to make a market in the notes as permitted by applicable laws and regulations; however, the underwriters are not obligated to make a market in the notes, and they may discontinue their market-making activities at any time without notice. Therefore, an active market for the notes may not develop or, if developed, such a market may not continue. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance, general economic conditions and other factors.

We do not intend to apply for listing or quotation of the notes on any securities exchange or stock market. The liquidity of any market for the notes will depend on a number of factors, including:

•	the number of holders of notes;

•	our operating performance and financial condition;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the notes; and

•	prevailing interest rates.

Upon Certain Change of Control Triggering Events, We may not have the Ability to Raise the Funds Necessary to Finance the Change of Control Offer Required by the Indenture Governing the Notes, Which Would Violate the Terms of the Notes

Upon the occurrence of specific kinds of change of control triggering events, holders of the notes will have the right to require us to purchase all or any part of the notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase. We may not have sufficient financial resources available to satisfy all of our obligations under the notes in the event of a change in control. Our failure to purchase the notes as required under the indenture would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes. See “Description of Notes — Offer to Purchase upon Change of Control Event.”

Our products may face competition from lower cost generic or follow-on products and providers of these products may be able to sell them at a substantially lower cost than us.

Generic drug manufactures are seeking to compete with our drugs and present an important challenge to us. Our success depends, in part, on our ability to obtain and enforce patents, protect trade secrets, obtain licenses to technology owned by third parties and to conduct our business without infringing upon the proprietary rights of others. The patent positions of pharmaceutical and biopharmaceutical companies, including ours, can be uncertain and involve complex legal and factual questions including those related to our risk evaluation and mitigation strategies (such as our S.T.E.P.S.® and RevAssist® programs).

Furthermore, even if our patent applications, or those we have licensed-in, are issued, innovative and generic drug manufacturers and other competitors may challenge the scope, validity or enforceability of such patents in court, requiring us to engage in complex, lengthy and costly litigation. Alternatively, innovative and generic drug manufacturers and other competitors may be able to design around our owned or licensed patents and compete with us using the resulting alternative technology. If any of our issued or licensed patents are infringed or challenged, we may not be successful in enforcing or defending our or our licensor’s intellectual property rights and subsequently may not be able to develop or market the applicable product exclusively.

Upon the expiration or loss of patent protection for one of our products, or upon the “at-risk” launch (despite pending patent infringement litigation against the generic product) by a generic manufacturer of a generic version of one of our products, we can quickly lose a significant portion of our sales of that product, which can adversely affect our business. In addition, if generic versions of our competitors’ branded products lose their market exclusivity, our patented products may face increased competition which can adversely affect our business.

The FDA approval process allows for the approval of an ANDA or 505(b)(2) application for a generic version of our approved products upon the expiration, through passage of time or successful legal challenge, of relevant patent or non-patent exclusivity protection. Generic manufacturers pursuing ANDA approvals are not required to conduct costly and time-consuming clinical trials to establish the safety and efficacy of their products; rather, they are permitted to rely on the innovator’s data regarding safety and efficacy. Thus, generic manufacturers can sell their products at prices much lower than those charged by the innovative pharmaceutical or biotechnology companies who have incurred substantial expenses associated with the research and development of the drug product. Accordingly, while our products currently may retain certain regulatory and or patent exclusivity; our products are or will be subject to ANDA applications to the FDA in light of the Hatch-Waxman Amendments to the Federal Food, Drug, and Cosmetic Act. The ANDA procedure includes provisions allowing generic manufacturers to challenge the effectiveness of the innovator’s patent protection prior to the generic manufacturer actually commercializing their products — the so-called “Paragraph IV” certification procedure. In recent years, generic manufacturers have used Paragraph IV certifications extensively to challenge the applicability of Orange Book-

listed patents on a wide array of innovative pharmaceuticals, and we expect this trend to continue and to implicate drug products with even relatively modest revenues. During the exclusivity periods, the FDA is generally prevented from granting effective approval of an ANDA. Upon the expiration of the applicable exclusivities, through passage of time or successful legal challenge, the FDA may grant effective approval of an ANDA for a generic drug, or may accept reference to a previously protected NDA in a 505(b)(2) application. Further, upon such expiration event, the FDA may require a generic competitor to participate in some form of risk management system which could include our participation as well. Depending upon the scope of the applicable exclusivities, any such approval could be limited to certain formulations and/or indications/claims, i.e., those not covered by any outstanding exclusivities.

We have received a Paragraph IV Certification Letter dated August 30, 2010, advising us that Natco Pharma Limited of Hyderabad, India (“Natco”), submitted an ANDA to the FDA. The application requests authorization to manufacture and market generic versions of REVLIMID® (lenalidomide) 5, 10, 15 and 25 mg capsules in the United States. We intend to vigorously enforce our intellectual property rights for REVLIMID® and plan to file a complaint alleging infringement within the required 45-day response period.

If an ANDA filer or a generic manufacturer were to be successful in challenging our patents listed in the Orange Book for one of our products and receive approval to sell a generic or follow-on version of one of our products, including, without limitation, the ANDA submitted by Natco described above, that product would become subject to increased competition and our revenues for that product would be adversely affected.

This Offering is not Conditioned Upon the Closing of the Abraxis Acquisition

As previously disclosed in our Current Report on Form 8-K filed with the SEC on July 1, 2010, on June 30, 2010, we entered into a definitive merger agreement under which we will acquire Abraxis, subject to an Abraxis stockholders’ vote and the satisfaction or waiver of certain customary closing conditions. If the merger is completed, Abraxis stockholders (other than Abraxis stockholders who validly perfect appraisal rights under Delaware law) will be entitled to receive, for each share of Abraxis common stock, (i) an amount in cash, without interest, equal to $58.00, (ii) 0.2617 of a share of our common stock, par value $.01 per share, and (iii) one contingent value right. This offering is not conditioned on the closing of the Abraxis acquisition and is not subject to an escrow arrangement or a mandatory redemption feature in the event that the Abraxis acquisition is not consummated.

Financial and Other Information Related to the Abraxis Acquisition has not been Reviewed by the SEC

On October 4, 2010, we filed a Current Report on Form 8-K that includes historical financial information of Abraxis and unaudited pro forma financial information that gives effect, as described therein, to the Abraxis acquisition. In connection with the Abraxis acquisition, we also filed a registration statement on Form S-4 that included such information and other important information about the acquisition. The historical financial information, unaudited pro forma financial information and other disclosures regarding the Abraxis acquisition, which have been provided pursuant to requirements of the SEC as applied to the Abraxis acquisition, have not been reviewed by the SEC. Additionally, there can be no assurance that the acquisition of Abraxis will be completed or that the unaudited pro forma financial information is indicative of the results of operations of the combined businesses of Celgene and Abraxis. The future results of Celgene following the completion of the Abraxis acquisition may be materially different from those shown in the unaudited pro forma financial information.

Legal Proceedings in Connection with the Merger, the Outcomes of which are Uncertain, could Delay or Prevent the Completion of the Merger.

Since July 1, 2010, several putative class action complaints have been filed in California against Abraxis, individual Abraxis board members and Celgene on behalf of Abraxis stockholders. The complaints seek, among other things, (1) declarations that they are maintainable as class actions, (2) an order preliminarily and permanently enjoining the defendants from completing the merger until certain conditions are satisfied, and (3) attorneys’ fees and costs. On September 14, 2010, the parties executed a Memorandum of Understanding concerning terms on which they agree to settle all three actions. Although Abraxis and Celgene believe that the disclosures already provided were thorough and complete, in connection with the settlement, Abraxis and Celgene agreed to make certain additional disclosures that were contained in the Definitive Proxy Statement on Schedule 14A filed with the SEC on September 14, 2010, and to pay plaintiffs’ counsel $600,000 for fees and expenses within 10 days of the court’s order approving the settlement and dismissing the three actions with prejudice against all defendants. The settlement is subject to final settlement documentation and approval by the court, after, among other things, notice is provided to the stockholders of Abraxis. The terms of the merger agreement among Celgene, Artistry Acquisition Corp. and Abraxis, or the merger agreement, are not affected by the proposed settlement. There can be no assurance that the settlement will be finalized or that the California court will approve the settlement.

The Integration of Abraxis and Other Acquired Businesses may Present Significant Challenges to Celgene.

Achieving the anticipated benefits of the merger will depend in part upon whether Abraxis and Celgene can integrate their businesses in an efficient and effective manner. In addition, Celgene has recently acquired and may acquire additional businesses from time to time. The integration of Abraxis and any future businesses that Celgene may acquire involves a number of risks, including, but not limited to:

•	demands on management related to the increase in the size of Celgene after the acquisition;

•	the diversion of management’s attention from the management of daily operations to the integration of operations;

•	higher integration costs than anticipated;

•	failure to achieve synergies and costs savings;

•	difficulties in the assimilation and retention of employees;

•	difficulties in the assimilation of different cultures and practices, as well as in the assimilation of broad and geographically dispersed personnel and operations; and

•	difficulties in the integration of departments, systems, including accounting systems, technologies, books and records, and procedures, as well as in maintaining uniform standards, controls, including internal control over financial reporting required by the Sarbanes-Oxley Act of 2002 and related procedures and policies.

If Celgene cannot successfully integrate Abraxis or other acquired businesses, Celgene may experience material negative consequences to its business, financial condition or results of operations. Successful integration of Abraxis and other acquired businesses will depend on Celgene’s ability to manage these operations, to realize opportunities for revenue growth presented by offerings and expanded geographic market coverage and, to some degree, to eliminate redundant and excess costs. Because of difficulties in combining geographically distant operations, Celgene may not be able to achieve the benefits that it hopes to achieve as a result of the merger.

Failure to Achieve Expected Benefits of the Merger and Integrate Abraxis’ Operations with Celgene’s could Adversely Affect Celgene Following the Completion of the Merger.

Although Celgene expects to realize strategic, operational and financial benefits as a result of the merger, Celgene cannot be certain whether, and to what extent, such benefits will be achieved in the future. In particular, the success of the merger will depend on achieving efficiencies and cost savings, and no assurances can be given that Celgene will be able to do so. In addition, in order to obtain the benefits of the merger, Celgene must integrate Abraxis’ subsidiaries and operations and such integration may be complex and the failure to do so quickly and effectively may negatively affect earnings.

Abraxis’ and Celgene’s Business Relationships, Including Customer Relationships, may be Subject to Disruption Due to Uncertainty Associated with the Merger.

Parties with which Abraxis and Celgene do business, including customers and suppliers, may experience uncertainty associated with the merger, including with respect to current or future business relationships with Abraxis or Celgene. As a result, Abraxis’ and Celgene’s business relationships may be subject to disruptions if customers, suppliers and others attempt to negotiate changes in existing business relationships or consider entering into business relationships with parties other than Abraxis or Celgene. These disruptions could have an adverse effect on the businesses, financial condition, results of operations or prospects of Celgene following the completion of the merger. The adverse effect of such disruptions could be exacerbated by a delay in the completion of the merger or termination of the merger agreement.

Celgene will Incur Significant Transaction and Merger-Related Costs in Connection with the Merger.

Celgene expects to incur a number of non-recurring costs associated with combining the operations of the two companies. Most of these costs will be comprised of transaction costs, including fees paid to financial and legal advisors, related to the merger, facilities and systems consolidation costs and employment-related costs, including change-in-control related payments made to certain Abraxis executives and the cash out of unvested stock-based awards. Celgene will also incur transaction fees and costs related to formulating integration plans. Additional unanticipated costs may be incurred in the integration of the two companies’ businesses.

Although Celgene expects that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, should allow Celgene to offset incremental transaction and merger-related costs over time, this net benefit may not be achieved in the near term, or at all.

Celgene may be Unable to Hire and Retain Sufficient Qualified Personnel of Abraxis; the Loss of any of its Key Executive Officers Could Adversely Affect Celgene.

Celgene believes that its future success will depend in large part on its ability to attract and retain highly skilled, knowledgeable, sophisticated and qualified managerial, professional and technical personnel. In addition, the success of the combined operations after the merger will depend in part upon Celgene’s ability to retain key employees of Abraxis. Key employees may depart because of issues relating to the difficulty of integration or accelerated retirement as a result of change in control severance provisions in their agreements with Abraxis. Accordingly, no assurance can be given that Celgene will be able to retain key employees of Abraxis.

USE OF PROCEEDS

The net proceeds to us from this offering are estimated to be approximately $1,238,385,000, after deducting underwriting discounts and estimated offering expenses payable by us. We intend to use the net proceeds for general corporate purposes, which may include, without limitation, further development of our clinical and pre-clinical programs, expansion of our international operations, capital expenditures, strategic transactions and to meet working capital needs.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2010 on an:

•	actual basis;

•	as adjusted basis to give effect to the proposed merger with Abraxis as if it had occurred on June 30, 2010; and

•	as further adjusted basis to reflect the offering of notes offered hereby and the application of the net proceeds therefrom as described under the heading “Use of Proceeds.”

You should read this table along with our historical consolidated financial statements and related notes and the other financial information included and incorporated by reference in this prospectus supplement, including the audited historical consolidated financial statements and related notes of Abraxis, the unaudited consolidated financial statements and related notes of Abraxis for the six months ended June 30, 2010 and our unaudited pro forma condensed combined financial statements and related notes contained in Exhibits 99.1, 99.2 and 99.3, respectively, of our Current Report on Form 8-K filed with the SEC on October 4, 2010.

	As of June 30, 2010
		As Adjusted for the	As Further
		Abraxis	Adjusted for this
	Actual	Acquisition	Offering
	(unaudited)
	(in thousands, except per share amounts)

Cash, cash equivalents and marketable securities	$3,144,617	$838,285	$2,076,670
Long Term Debt:
Senior notes offered herein	—	—	1,247,528
Total Long Term Debt	—	—	1,247,528
Equity:
Preferred stock, $.01 par value per share, 5,000,000 shares authorized; none outstanding	—	—	—
Common stock, $0.01 par value; 575,000,000 shares authorized; 469,679,775 issued and outstanding	4,697	4,803	4,803
Additional paid-in capital	5,565,056	6,154,950	6,154,950
Cost of treasury stock (10,233,211 shares)	(458,417)	(458,417)	(458,417)
Accumulated deficit	(242,452)	(260,508)	(260,508)
Accumulated other comprehensive income	58,926	58,926	58,926
Noncontrolling interest	—	9,204	9,204
Total Equity	$4,927,810	$5,508,958	$5,508,958
Total capitalization	$4,927,810	$5,508,958	$6,756,486

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratio of earnings to fixed charges, or deficiency of earnings, for each of the periods indicated (dollars in thousands):

	Six Months
	Ended		Year Ended
	June 30,		December 31,		December 31,	December 31,		December 31,		December 31,
	2010		2009		2008	2007		2006		2005

Ratio of earnings to fixed charges(1)	272.7	x	299.7	x	—	45.6	x	22.7	x	10.3	x
Deficiency of earnings available to cover fixed charges(2)	—		—		$(1,359,098)	—		—		—

(1)	For purposes of calculating these ratios: (i) “earnings” consist of the sum of: (x) our pretax income from continuing operations before loss from equity investees and (y) fixed charges; and (ii) “fixed charges” consist of the sum of interest expense, amortization of debt discount and premium and a portion of lease payments considered to represent an interest factor.
(2)	There was a deficiency of earnings available to cover fixed charges for 2008 because we incurred a net loss in that year.

DESCRIPTION OF NOTES

We will issue the 2.45% Senior Notes due 2015 (the “2015 notes”), the 3.95% Senior Notes due 2020 (the “2020 notes”) and the 5.70% Senior Notes due 2040 (the “2040 notes,” together with the 2015 notes and the 2020 notes, the “notes”) under an indenture, to be dated as of October 7, 2010 (the “indenture”), between us and The Bank of New York Mellon Trust Company, N.A. as trustee (the “trustee”). The 2015 notes, the 2020 notes and the 2040 notes will each be a separate series of notes under the indenture. We may issue additional notes under the indenture.

The following summary of certain provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the indenture and the notes, including the definitions therein of certain terms. Because the following is only a summary, it does not contain all of the information that you may find useful in evaluating an investment in the notes. We urge you to read the indenture and the notes because they, and not this description, define your rights as holders of the notes.

As used in this discussion under the heading “Description of Notes,” unless otherwise specified, the terms “Celgene,” “we,” “our,” and “us” refer solely to Celgene Corporation and not its subsidiaries.

General

•	The notes will be our senior unsecured obligations and will rank equal in right of payment to any other unsecured senior indebtedness hereafter created;

•	The 2015 notes, the 2020 notes and the 2040 notes will initially be issued in aggregate principal amounts of $500,000,000, $500,000,000 and $250,000,000, respectively;

•	The 2015 notes will mature on October 15, 2015, the 2020 notes will mature on October 15, 2020, and the 2040 notes will mature on October 15, 2040; and

•	The 2015 notes will pay interest at the rate of 2.450% per annum, the 2020 notes will pay interest at the rate of 3.950% per annum and the 2040 notes will pay interest at the rate of 5.700% per annum, which, in each case, shall be payable semi-annually in arrears on each April 15 and October 15, beginning April 15, 2011, and will initially accrue from the date of issuance and thereafter from the last date to which interest has been paid.

We may, without notice to or the consent of the holders or beneficial owners of the notes, create and issue additional notes and/or notes having the same ranking, interest rate, maturity and other terms as the notes of that series. Any additional debt securities having such similar terms, together with that series of notes, could be considered part of the same series of notes under the indenture.

The notes are redeemable prior to maturity as described below under the heading “— Optional Redemption.” The notes do not have the benefit of a sinking fund. The notes will be issued only in registered form without coupons in minimum denominations of $2,000 and any integral multiple of $1,000. Each series of notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, New York, New York, which we refer to as DTC. See — Book-Entry System below.

Payments on the notes will be made through the paying agent, that will initially be the trustee, to DTC.

Interest

The 2015 notes will accrue interest at a rate of 2.450% per annum, the 2020 notes will accrue interest at a rate of 3.950% per annum and the 2040 notes will accrue interest at a rate of 5.700% per annum. The notes will accrue interest on their stated principal amount from October 7, 2010, or, in each case, from the most recent interest payment date to which interest has been paid or duly provided for. Accrued and unpaid interest on the notes will be payable semi-annually in arrears on April 15 and October 15 of each year, commencing on April 15, 2011. Interest on the notes will be paid to holders of record at the close of business on the preceding April 1 or October 1 immediately before the applicable interest payment date. The amount of interest payable on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any date on which interest, principal or premium is payable on the notes is not a business day, then payment of such amounts payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such interest payment date or maturity date, as the case may be. The term “business day” means any day other than a Saturday, a Sunday or any other day on which banking institutions in New York, New York or the city where the corporate trust business of the trustee is principally administered at any particular time are required or authorized to close.

Ranking

The notes will be senior unsecured obligations of Celgene and will not be guaranteed by any of our subsidiaries. The notes will rank:

•	equal in right of payment to any of our future senior unsecured indebtedness;

•	senior in right of payment to any of our future subordinated indebtedness; and

•	effectively subordinated in right of payment to all of our subsidiaries’ obligations (including secured and unsecured obligations) and subordinated in right of payment to our secured obligations, to the extent of the assets securing such obligations.

The notes and the indenture do not limit our ability to incur additional indebtedness. We may incur substantial additional amounts of indebtedness in the future.

Optional Redemption

At any time and from time to time, the notes of each series are redeemable, as a whole or in part, at our option, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of the notes of the applicable series, or such other notice method as determined by a resolution of our board of directors, a supplemental indenture, or a certificate executed by certain of our officers, at a redemption price, equal to the greater of:

•	100% of the principal amount of the notes to be redeemed; or

•	the sum of the present values of the remaining scheduled payments of interest and principal thereon (exclusive of interest accrued and unpaid to, but not including, the date of redemption) discounted to the date of redemption on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate (as defined below) plus 20 basis points in the case of the 2015 notes, 25 basis points in the case of the 2020 notes and 30 basis points in the case of the 2040 notes, plus, in either case, accrued and unpaid interest to, but not including, the date of redemption; provided that the principal amount of any note remaining outstanding after a redemption in part shall be $2,000 or a higher integral multiple of $1,000.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if we are given fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. Incorporated, or their respective affiliates, which are primary U.S. Government securities dealers in The City of New York, and their respective successors plus one other primary U.S. Government securities dealer in The City of New York selected by us; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by the Reference Treasury Dealers at 3:30 p.m. New York time on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the applicable Comparable Treasury Issue, assuming a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

On and after the redemption date for the notes of either series, interest will cease to accrue on the notes of that series or any portion thereof called for redemption, unless we default in the payment of the redemption price. On or before the redemption date for the notes of that series, we will deposit with a paying agent, or the trustee, funds sufficient to pay the redemption price of and accrued and unpaid interest on such notes to be redeemed on such date. If less than all of the notes of a series are to be redeemed, the notes of that series to be redeemed will be selected by the trustee pro rata, by lot, or by a method that complies with applicable legal requirements. We will notify the trustee of the redemption price promptly after the calculation thereof and the trustee will have no responsibility for such calculation.

Offer to Purchase upon Change of Control Triggering Event

If a Change of Control Triggering Event occurs with respect to the notes of a series, unless we have exercised our option to redeem the notes of such series as described above, we will be required to make an offer (the “Change of Control Offer”) to each holder of the notes of such series to repurchase all or any part (equal to $2,000 or a higher integral multiple of $1,000) of that holder’s notes of such series on the terms set forth in such notes. In the Change of Control Offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to but not including the date of repurchase (the “Change of Control Payment”); provided that the principal amount of any note remaining outstanding after a repurchase in part shall be $2,000 or a higher integral multiple of $1,000.

With respect to the notes of each series, within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be mailed to holders of the notes of the applicable series or provided by such other method as determined by a resolution of our board of directors, the supplemental indenture or a certificate executed by certain of our officers, describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the notes of such series on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or otherwise provided or, if the notice is mailed or otherwise provided prior to the Change of Control, no earlier than 30 days and no later than 60 days from the date on which the Change of Control Triggering Event occurs (the “Change of Control Payment Date”). The notice will, if mailed or otherwise provided prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, we will, to the extent lawful:

•	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•	deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased.

We will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and the third party repurchases all notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes if there has occurred and is continuing on the

Change of Control Payment Date an event of default under the indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

We will comply in all material respects with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

For purposes of the Change of Control Offer provisions of the notes, the following terms will be applicable:

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d) of the Exchange Act) (other than us or one of our subsidiaries) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; provided, however, that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person’s affiliates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (i) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (ii) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to one or more “persons” (as that term is used in Section 13(d) of the Exchange Act) (other than to us or one of our subsidiaries) (a “Transferee”), provided, however, that none of the circumstances in this clause (2) will be a change of control if the persons that beneficially own our Voting Stock immediately prior to the transaction own, directly or indirectly, shares with a majority of the total Voting Stock measured by voting power rather than number of shares of the Transferee; (3) we consolidate with, or merge with or into, any “person” (as that term is used in Section 13(d) of the Exchange Act) or any such person consolidates with, or merges with or into, us, in either case, pursuant to a transaction in which any of our outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than pursuant to a transaction in which shares of our Voting Stock outstanding immediately prior to the transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction; (4) the adoption of a plan relating to our liquidation or dissolution or (5) the first day on which a majority of the members of our board of directors are not Continuing Directors.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event in respect thereof.

“Continuing Director” means, as of any date of determination, any member of our board of directors who (1) was a member of our board of directors on the date the notes were originally issued, (2) was nominated for election to our board of directors with the approval of a committee of the board of directors consisting of a majority of independent Continuing Directors or (3) was nominated for election, elected or appointed to such board of directors with the approval of a majority of the Continuing Directors who were members of our board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB− (or the equivalent) by S&P, and the equivalent investment grade credit rating from any additional rating agency or Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Rating Agencies” means (1) each of Moody’s and S&P and (2) if any of Moody’s and S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating Event” means (A) with respect to the 2015 notes, the rating on the 2015 notes is lowered by each of the Rating Agencies and the 2015 notes are rated below an Investment Grade Rating by each of the Rating Agencies; (B) with respect to the 2020 notes, the rating on the 2020 notes is lowered by each of the Rating Agencies and the 2020 notes are rated below an Investment Grade Rating by each of the Rating Agencies and (C) with respect to the 2040 notes, the rating on the 2040 notes is lowered by each of the Rating Agencies and the 2040 notes are rated below an Investment Grade Rating by each of the Rating Agencies, in either case, on any day during the period commencing on the earlier of the date of the first public notice of the occurrence of a Change of Control or our intention to effect a specific Change of Control transaction and ending 60 days following consummation of such Change of Control (which period will be extended so long as the rating of the applicable series of notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies).

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors, managers or trustees of such person.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets and the assets of our subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the notes of either series as a result of the sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to one or more “persons” (as that term is used in Section 13(d) of the Exchange Act) (other than to us or one of our subsidiaries) may be uncertain.

Sinking Fund

The notes will not be entitled to the benefit of any sinking fund.

Covenants

Limitations on Liens

Other than as provided under the heading “— Exempted Liens and Sale and Leaseback Transactions,” we will not, and will not permit any Subsidiary of ours to, create, assume or suffer to exist any Indebtedness secured by any Lien on any of our or their respective Properties unless the notes are secured by such Lien equally and ratably with, or prior to, the Indebtedness secured by such Lien.

This restriction does not apply to Indebtedness that is secured by:

•	Liens existing on the date of the issuance of the notes;

•	Liens securing only the notes;

•	Liens on Property or shares of stock in respect of Indebtedness of a Person existing at the time such Person becomes a Subsidiary of ours or is merged into or consolidated with, or its assets are acquired by, us or any Subsidiary of ours (provided that such Lien was not incurred in anticipation of such transaction and was in existence prior to such transaction) so long as such Lien does not extend to any other Property and the Indebtedness so secured is not increased;

•	Liens to secure Indebtedness incurred for the purpose of all or any part of a Property’s (including shares of stock) purchase price or cost of construction or additions, repairs, alterations, or other improvements; provided that (1) such Lien does not extend to or cover any other Property other than the Property so purchased, constructed or on which such additions, repairs, alterations or other improvements were so made, and (2) such Lien is incurred prior to or within 270 days after the acquisition of such Property or the completion of construction or such additions, repairs, alterations or other improvements and the full operation of such Property thereafter;

•	Liens in favor of the United States or any state thereof, or any instrumentality of either, to secure certain payments pursuant to any contract or statute;

•	Liens for taxes or assessments or other governmental charges or levies which are not overdue for a period exceeding 60 days unless such Liens are being contested in good faith and for which adequate reserves are being maintained, to the extent required by generally accepted accounting principles;

•	title exceptions, easements, licenses, leases and other similar Liens that are not consensual and that do not materially impair the use of the Property subject thereto;

•	Liens to secure obligations under worker’s compensation laws, unemployment compensation, old-age pensions and other social security benefits or similar legislation;

•	Liens arising out of legal proceedings, including Liens arising out of judgments or awards;

•	warehousemen’s, materialmen’s, carrier’s, landlord’s and other similar Liens or Liens otherwise arising in the ordinary course of business for sums not overdue for a period exceeding 60 days unless such Liens are being contested in good faith and for which adequate reserves are being maintained, to the extent required by generally accepted accounting principles;

•	Liens incurred to secure the performance of statutory obligations, surety or appeal bonds, performance or return-of-money bonds, insurance, self-insurance or other obligations of a like nature incurred in the ordinary course of business;

•	Liens that are rights of set-off relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness;

•	Liens on the assets of a special purpose subsidiary resulting from securitization transactions with respect to accounts receivable, royalties and similar assets included in such securitization transactions;

•	Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

•	Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof;

•	Liens on key-man life insurance policies granted to secure our Indebtedness against the cash surrender value thereof;

•	Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing Hedging Obligations and forward contract, option, futures contracts, futures options or similar agreements or arrangements designed to protect us or any of our Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

•	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by us or any of our Subsidiaries in the ordinary course of business;

•	pre-existing Liens on assets acquired by us or any of our Subsidiaries after the first issue date of the notes;

•	Liens in our favor or the favor of any of our Subsidiaries;

•	inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property, now or hereafter filed of record for sums not yet delinquent or being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefore;

•	Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing bullets or Liens created in connection with any amendment, consent or waiver relating to such Indebtedness, so long as such Lien does not extend to any other Property and the Indebtedness so secured does not exceed the fair market value (as determined by our board of directors) of the assets subject to such Liens at the time of such extension, renewal, refinancing or refunding, or such amendment, consent or waiver, as the case may be; or

•	Liens created in substitution of or as replacements for any Liens referred to in the foregoing bullets, provided that, based on a good faith determination of one of our officers, the Property encumbered under any such substitute or replacement Lien is substantially similar in nature to the Property encumbered by the otherwise permitted Lien which is being replaced.

Limitation on Sale and Leaseback Transactions

Other than as provided under the heading “— Exempted Liens and Sale and Leaseback Transactions,” we will not, and will not permit any of our Subsidiaries to, enter into any Sale and Leaseback Transaction with respect to any of our or their respective Properties, the acquisition or completion of construction and commencement of full operations of which has occurred more than 270 days prior thereto, unless:

•	such transaction was entered into prior to the first issue date of the notes;

•	such transaction was for the sale and leasing back to us of any Property by one of our Subsidiaries;

•	the lease is for a period not in excess of five years, including renewal rights;

•	we would be entitled to incur Indebtedness secured by a mortgage on the property to be leased in an amount equal to the Attributable Debt with respect to such sale and lease-back transaction without equally and ratably securing the notes pursuant to the first paragraph of “— Limitation on Liens” above; or

•	we or the Subsidiary, prior to or within 270 days after the sale of such Property in connection with the Sale and Leaseback Transaction is completed, applies the net cash proceeds of the sale of the Property leased to the:

(1) retirement of the notes or debt of ours ranking equally with the notes or to the retirement of any debt of a Subsidiary of ours; or

(2) acquisition of different property, facilities or equipment or the expansion of our existing business, including the acquisition of other businesses.

Exempted Liens and Sale and Leaseback Transactions

Notwithstanding the restrictions described under the headings “— Limitation on Liens” or “— Limitation on Sale and Leaseback Transactions,” we or any Subsidiary of ours may create or assume any Liens or enter into any Sale and Leaseback Transactions not otherwise permitted as described above, if the sum of the following does not exceed the greater of (x) 15% of Consolidated Total Assets calculated as of the day the Lien(s) are created or assumed or the date of the Sale and Leaseback Transaction or (y) 15% of Consolidated Total Assets calculated as of the first issue date of the notes

•	the outstanding Indebtedness secured by such Liens (not including any Liens permitted under the heading “— Limitation on Liens” which amount does not include any Liens permitted under the provisions of this “— Exempted Liens and Sale and Leaseback Transactions” heading); plus

•	all Attributable Debt in respect of such Sale and Leaseback Transaction entered into (not including any Sale and Leaseback Transactions permitted under the heading “— Limitation on Sale and Leaseback Transactions” which amount does not include any Sale and Leaseback Transactions permitted under the provisions of this “— Exempted Liens and Sale and Leaseback Transactions” heading), measured, in each case, at the time such Lien is incurred or any such Sale and Leaseback Transaction is entered into by us or such Subsidiary of ours.

Consolidation, Merger, or Conveyance

We may merge or consolidate with another Person and may sell, transfer or lease all or substantially all of our assets to another Person if all of the following conditions are met:

•	The merger, consolidation or sale of assets must not cause an event of default. See “— Events of Default.” An event of default for this purpose would also include any event that would be an event of default if the notice or time requirements were disregarded;

•	If we are not the surviving entity, the Person we would merge or consolidate with, or sell all or substantially all of our assets to, must be organized under the laws of the United States, any state thereof or the District of Columbia;

•	If we are not the surviving entity, the Person we would merge or consolidate with, or sell all or substantially all of our assets to, must expressly assume by supplemental indenture all of our obligations under the notes and the indenture; and

•	We must deliver specific certification and documents to the trustee.

Notwithstanding the foregoing, any of our Subsidiaries may consolidate with, merge into or transfer all or part of its properties and assets to us.

Events of Default

The term “event of default” in respect of either series of the notes means any of the following:

•	we do not pay interest on the notes of that series within 30 days of its due date whether at maturity, upon redemption or upon acceleration (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	we do not pay the principal of or any premium on the notes of that series on its due date;

•	we remain in breach of a covenant in respect of the notes of that series for 90 days after we receive a written notice of default in accordance with the provisions of the indenture stating we are in breach and requiring that we remedy the breach; or

•	certain events of bankruptcy, insolvency or reorganization occur with respect to us.

The trustee may withhold notice to the holders of notes of any default (except in the payment of principal or interest) if it considers such withholding of notice to be in the best interests of the holders.

If an event of default (other than due to certain events in bankruptcy, insolvency or reorganization) with respect to the notes of either series has occurred and has not been cured, the trustee or the holders of a majority in aggregate principal amount of the notes of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare the entire principal amount (and premium, if any) of, and all the accrued and unpaid interest on the notes of that series to be due and payable. This is called a declaration of acceleration of maturity. If an event of default with respect to the notes of either series occurs because of certain events in bankruptcy, insolvency or reorganization relating to us, the principal amount of the notes of that series will be automatically accelerated, without any action by the trustee or any holder thereof. Holders of a majority in principal amount of the notes of either series may also waive certain past defaults under the indenture on behalf of all of the holders of the notes of that series. A declaration of acceleration of maturity with respect to the notes of either series may be canceled, under specific circumstances, by the holders of at least a majority in principal amount of the notes of that series.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any of the holders unless the holders offer the trustee protection reasonably satisfactory to it from expenses and liability called an “indemnity.” If indemnity reasonably satisfactory to the trustee is provided, the holders of a majority in principal amount of the notes of either series may, with respect to the notes of that series, direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of the right, remedy or event of default.

Before you are allowed to bypass the trustee and bring a lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the notes of either series, the following must occur:

•	you must give the trustee written notice that an event of default with respect to the notes of that series has occurred and remains uncured;

•	the holders of a majority in aggregate principal amount of the outstanding notes of that series must make a written request that the trustee take action because of the default and must offer the trustee indemnity reasonably satisfactory to it against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

•	the holders of a majority in aggregate principal amount of the notes of that series must not have given the trustee a direction inconsistent with the above notice.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your notes on or after the due date.

Waiver, Modifications, and Amendment

We generally may modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding notes of the affected series. However, we may not make any modification or amendment without the consent of each holder of the notes of the affected series if such action would:

•	change the stated maturity of, or the principal of or premium or interest on, the notes;

•	reduce any amounts due on the notes or payable upon acceleration of the maturity of the notes following a default;

•	adversely affect any right of repayment at the holder’s option;

•	change the place (except as otherwise described in this prospectus supplement) or currency of payment on the notes;

•	modify the notes to subordinate the notes to other indebtedness;

•	reduce the percentage of holders of notes whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders of notes whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults; or

•	modify any other aspect of the provisions of the indenture dealing with modification and waiver except to increase the voting requirements.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding notes of the affected series may, on behalf of the holders of all the notes of that series, waive our compliance with certain provisions of the indenture. The holders of a majority in principal amount of the outstanding notes of the affected series may, on behalf of the holders of all the notes of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of or premium or interest on any notes of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding note of that series; provided however that the holders of a majority in principal amount of the outstanding notes of the affected series may rescind an acceleration and its consequences, including any payment default that resulted from such acceleration.

Notwithstanding the foregoing, without the consent of any holder of notes of a series, we may amend or supplement the indenture or the notes for among other reasons:

•	to cure any ambiguity, defect or inconsistency provided such amendment or supplement does not adversely affect the rights of any holder of notes of that series;

•	to comply with the covenant described under the heading “— Covenants — Merger, Consolidation or Conveyance”;

•	to appoint a successor trustee with respect to the notes and to add to or change any of the provisions of the indenture necessary to provide for the administration of the trusts in the indenture by more than one trustee;

•	to comply with the requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act of 1939;

•	to make any change that would not adversely affect the rights of any holder of notes of that series;

•	to provide for the issuance of any additional notes as permitted by the indenture; or

•	to conform the indenture or the notes to the description thereof set forth in this prospectus supplement.

Defeasance and Covenant Defeasance

We may elect with respect to each series of notes either:

•	defeasance, whereby we are discharged from any and all obligations with respect to that series of notes, except as may be otherwise provided in the indenture; or

•	covenant defeasance, whereby we are released from our obligations with respect to certain covenants with respect to that series of notes.

We may do so when the following conditions have been satisfied:

•	we deposit with the trustee, in trust, funds sufficient to pay the entire indebtedness on the notes that had not been previously delivered for cancellation, for the principal and interest to the date of the deposit (for notes that have become due and payable) or to the stated maturity or the redemption date, as the case may be (for notes that have not become due and payable);

•	we have paid or caused to be paid all other sums payable under the indenture;

•	we have delivered to the trustee an opinion of counsel stating that the holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; and

•	we have delivered to the trustee an officers’ certificate and opinion of counsel, each stating that all these conditions have been complied with.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the indenture and will also be the initial paying agent and registrar for the notes. We may, from time to time, borrow from or maintain deposit accounts and conduct other banking transactions with The Bank of New York Mellon Trust Company, N.A. or its affiliates in the ordinary course of business.

The indenture provides that, except during the continuance of an event of default under the indenture, the trustee under the indenture will perform only such duties as are specifically set forth in the indenture. Under the indenture, the holders of a majority in outstanding principal amount of the notes will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the trustee under the indenture, subject to certain exceptions. If an event of default has occurred and is continuing, the trustee under the indenture will exercise such rights and powers vested in it under the indenture and is obligated to use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act incorporated by reference in the indenture contain limitations on the rights of the trustee under such indenture, should it become a creditor of our company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee under the indenture is permitted to engage in other transactions. However, if the trustee under the indenture acquires any prohibited conflicting interest, it must eliminate the conflict or resign.

The trustee may resign or be removed and a successor trustee may be appointed.

Definitions

The following definitions are applicable to this section:

“Attributable Debt” means, with respect to a Sale and Leaseback Transaction, an amount equal to the lesser of: (1) the fair market value of the Property (as determined in good faith by our board of directors); and (2) the present value of the total net amount of rent payments to be made under the lease during its remaining term, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually.

“Capitalized Lease” means any obligation of a Person to pay rent or other amounts incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease in accordance with generally accepted accounting principles.

“Consolidated Total Assets” means, with respect to any Person as of any date, the amount of total assets as shown on the consolidated balance sheet of such Person for the most recent fiscal quarter for which financial statements have been filed with the Securities and Exchange Commission, prepared in accordance with accounting principles generally accepted in the United States.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Indebtedness” of any Person means, without duplication (1) any obligation of such Person for money borrowed, (2) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (3) any reimbursement obligation of such Person in respect of letters of credit or other similar instruments which support financial obligations which would otherwise become Indebtedness, and (4) any obligation of such Person under Capitalized Leases; provided, however, that “Indebtedness” of such Person shall not include any obligation of such Person to any Subsidiary of such Person or to any Person with respect to which such Person is a Subsidiary.

“Lien” means any pledge, mortgage, lien, encumbrance or other security interest.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other similar entity.

“Property” means any property or asset, whether real, personal or mixed, or tangible or intangible.

“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by us or any Subsidiary of ours of any Property that has been or is to be sold or transferred by us or such Subsidiary, as the case may be, to such Person.

“Subsidiary” of any Person means (1) a corporation, a majority of the outstanding Voting Stock of which is, at the time, directly or indirectly, owned by such Person by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries thereof or (2) any other Person (other than a corporation), including, without limitation, a partnership or joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).

Book-Entry System

DTC, which we refer to along with its successors in this capacity as the depositary, will act as securities depositary for the notes. The notes will be issued as fully registered securities registered in the name of Cede & Co., the depositary’s nominee. One or more fully registered global security certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with the depositary or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the notes so long as the notes are represented by global security certificates.

Investors may elect to hold interests in the global notes through either DTC in the U.S. or Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S. A. /N. V., as operator of the Euroclear System (“Euroclear”), in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with it and facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to DTC’s system is also available to others, including securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a direct participant either directly, or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures.

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A. /N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no records of or relationship with persons holding through Euroclear Participants.

Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions.

We will issue the notes in definitive certificated form if the depositary notifies us that it is unwilling or unable to continue as depositary or the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global security certificate may be exchanged for definitive certificated notes upon request by or on behalf of the depositary in accordance with customary procedures following the request of a beneficial owner seeking to exercise or enforce its rights under such notes. If we determine at any time that the notes shall no longer be represented by global security certificates, we will inform the depositary of such determination who will, in turn, notify participants of their right to withdraw their beneficial interest from the global security certificates, and if such participants elect to withdraw their beneficial interests, we will issue certificates in definitive form in exchange for such beneficial interests in the global security certificates. Any global note, or portion thereof, that is exchangeable pursuant to this paragraph will be exchangeable for security certificates, as the case may be, registered in the names directed by the depositary. We expect that these instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security certificates.

As long as the depositary or its nominee is the registered owner of the global security certificates, the depositary or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all notes represented by these certificates for all purposes under the indenture. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the notes represented by these global security certificates registered in their names, and

•	will not be considered to be owners or holders of the global security certificates or any notes represented by these certificates for any purpose under the notes or the indenture.

All payments on the notes represented by global security certificates and all transfers and deliveries of related notes will be made to the depositary or its nominee, as the case may be, as the holder of such securities.

Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depositary or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depositary from time to time. Neither we nor the trustee will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to these beneficial ownership interests.

Although the depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global security certificates among participants, the depositary is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depositary or its direct participants or indirect participants under the rules and procedures governing the depositary.

The information in this section concerning the depositary, its book-entry system, Clearstream and Euroclear has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected through DTC in accordance with DTC rules; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time).

Because of time-zone differences, credits of the notes received in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such notes settled during such processing will be reported to the relevant Euroclear Participant or Clearstream Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of the notes by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued or changed at any time.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences relating to the holders’ purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all the potential tax consequences relating thereto. This summary assumes that the notes are held as capital assets (generally, property held for investment) and only addresses initial purchasers of the notes who purchased the notes in this offering at their initial offering price.

This summary does not address the tax consequences arising under the laws of any foreign, state or local jurisdiction or any U.S. estate or gift tax consequences. In addition, this discussion does not address tax consequences applicable to a holder’s particular circumstances, including, without limitation, alternative minimum tax consequences and tax consequences applicable to holders that may be subject to special tax rules, such as:

•	banks, insurance companies and other financial institutions;

•	tax-exempt organizations;

•	regulated investment companies;

•	real estate investment trusts;

•	brokers or dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	“U.S. holders” (as defined below) whose functional currency is not the U.S. dollar;

•	U.S. expatriates;

•	persons that will hold the notes as part of a hedge, straddle, conversion transaction or other risk reduction or integration transaction, or persons entering into a constructive sale with respect to the notes; or

•	partnerships or other pass-through entities or investors in such entities.

If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes, such as a limited liability company) holds our notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our notes, you should consult your tax advisor.

This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any rulings from the Internal Revenue Service (the “IRS”) or an opinion of counsel with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

THIS SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Tax Consequences to U.S. Holders

As used herein, the term “U.S. holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. person.

Potential Contingent Payment Debt Treatment

Upon the occurrence of a Change of Control Triggering Event, we would generally be required to repurchase the notes at 101% of their principal amount plus accrued and unpaid interest, as described under “Description of Notes — Covenants — Repurchase of Notes Upon a Change of Control Triggering Event.” Although the issue is not free from doubt, we intend to take the position that such requirement does not result in the notes being treated as contingent payment debt instruments under the applicable Treasury Regulations. Our position is not binding on the IRS. If the IRS were to successfully take a contrary position, U.S. holders would be required to treat any gain recognized on the sale or other disposition of the notes as ordinary income rather than as capital gain. Furthermore, U.S. holders would be required to accrue interest income on a constant yield basis at an assumed yield determined at the time of issuance of the notes, with adjustments to such accruals when any contingent payments are made that differ from the payments calculated based on the assumed yield. U.S. holders should consult their tax advisors regarding the tax consequences of the notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

Payments of Interest

Interest paid on a note generally will be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received, in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption or Other Disposition of Notes

Upon the sale, exchange, redemption or other taxable disposition of a note, a U.S. holder will generally recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, redemption or other taxable disposition (less any amount attributable to accrued stated interest, which will be taxable as described above under “Payments of Interest”) and the holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note will generally equal the amount the U.S. holder paid for the note.

Gain or loss realized on the sale, exchange, redemption or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, redemption or other taxable disposition the note has been held by the holder for more than one year. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

A U.S. holder may be subject to information reporting and backup withholding tax (currently at a rate of 28%) with respect to payments of interest and the gross proceeds from the sale, exchange, redemption or other taxable disposition of a note. Certain holders (including, among others, corporations) are generally not subject to information reporting and backup withholding. A U.S. holder generally will be subject to backup withholding if such holder is not otherwise exempt and such holder:

•	fails to furnish its taxpayer identification number, or TIN, which, for an individual, is ordinarily his or her social security number,

•	furnishes an incorrect TIN,

•	is notified by the IRS that it is subject to backup withholding because it has previously failed to properly report payments of interest or dividends, or

•	fails to certify, under penalties of perjury, that it has furnished a correct TIN and that the IRS has not notified the U.S. holder that it is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner and the required procedures are followed.

Tax Consequences to Non-U.S. Holders

As used herein, the term “non-U.S. holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes, a nonresident alien individual or a corporation, trust or estate that is not a U.S. holder.

Special rules may apply to certain non-U.S. holders such as controlled foreign corporations and passive foreign investment companies. Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Payments of Interest

Subject to the discussion of backup withholding below, the payment of interest on a note to a non-U.S. holder that is not effectively connected with such non-U.S. holder’s U.S. trade or business will not be subject to U.S. federal income or withholding tax under the portfolio interest exemption if:

•	the non-U.S. holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable Treasury Regulations;

•	the non-U.S. holder is not a controlled foreign corporation that is related to us through stock ownership as provided in the Code and applicable Treasury Regulations;

•	the non-U.S. holder is not a bank whose receipt of interest on the notes is in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•	(1) the non-U.S. holder provides us or our agent with its name and address on an IRS Form W-8BEN and certifies under penalty of perjury that it is not a U.S. person, or (2) a bank, brokerage house or other financial institution that holds the notes on behalf of a non-U.S. holder in the ordinary course of its trade or business certifies to us or our agent, under penalty of perjury, that such holder has received an IRS Form W-8BEN from the non-U.S. holder and furnishes us or our agent with a copy of the properly completed IRS Form W-8BEN.

If a non-U.S. holder cannot satisfy the requirements described in the immediately preceding paragraph, payments of interest made to the non-U.S. holder will be subject to a 30% U.S. federal withholding tax unless the non-U.S. holder provides us with a properly executed:

•	IRS Form W-8BEN claiming an exemption from, or reduction in the rate of, withholding under an applicable income tax treaty; or

•	IRS Form W-8ECI stating that the interest paid on the note is not subject to withholding tax because it is effectively connected with conduct of a trade or business by the non-U.S. holder in the United States.

Special rules apply if the interest payments are effectively connected with a trade or business carried on by the non-U.S. holder within the United States and, if a treaty applies, are attributable to a permanent establishment or fixed base of the non-U.S. holder within the United States. Any such payments, although not subject to withholding tax (if the IRS Form W-8ECI discussed above is provided), generally will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. person, unless an applicable income tax treaty provides otherwise. If such a non-U.S. holder is a corporation, the holder may also, under certain circumstances, be subject to branch profits tax at a 30% rate (or lower applicable treaty rate).

Sale, Exchange, Redemption or Other Disposition of Notes

Subject to the discussion of backup withholding below, generally, a non-U.S. holder will not be subject to U.S. federal income tax with respect to gain realized on the sale, exchange, redemption or other taxable disposition of a note unless the gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the

United States, or the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.

If a non-U.S. holder’s gain is effectively connected with the conduct of a U.S. trade or business, the non-U.S. holder generally will be required to pay U.S. federal income tax on the net gain derived from the sale, exchange, redemption or other taxable disposition in the same manner as if it were a U.S. person unless an applicable income tax treaty provides otherwise. If such a non-U.S. holder is a corporation, the holder may also, under certain circumstances, be subject to branch profits tax at a 30% rate (or lower applicable treaty rate). If a non-U.S. holder is subject to the 183-day rule described above, the holder generally will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate under an applicable treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, redemption or other taxable disposition of the note) exceed capital losses allocable to U.S. sources.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each non-U.S. holder the amount of interest paid to such holder and the tax withheld with respect to such interest, regardless of whether withholding was required. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides or is established under the provisions of an applicable income tax treaty.

U.S. backup withholding tax is imposed at a current rate of 28% on certain payments to persons that fail to furnish the information required under the U.S. information reporting requirements. A non-U.S. holder will be subject to backup withholding with respect to payment of interest on the notes unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code), or such holder otherwise establishes an exemption.

Under the Treasury Regulations, the payment of proceeds from the sale, exchange, redemption or other taxable disposition of a note by a non-U.S. holder made to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding unless the beneficial owner provides a properly executed IRS Form W-8BEN (or other applicable form) and certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person as defined under the Code) or such owner otherwise establishes an exemption. The payment of proceeds from the sale, exchange, redemption or other taxable disposition of a note by a non-U.S. holder made to or through a non-U.S. office of a broker generally will not be subject to backup withholding and information reporting, except as noted below. In the case of proceeds from the sale, exchange, redemption or other taxable disposition of a note by a non-U.S. holder made to or through a non-U.S. office of a broker that is:

•	a U.S. person, including a foreign branch of such person;

•	a “controlled foreign corporation” for U.S. federal income tax purposes;

•	a foreign person 50% or more of whose gross income from certain periods is effectively connected with a U.S. trade or business; or

•	a foreign partnership if at any time during its tax year (1) one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interests of the partnership or (2) the foreign partnership is engaged in a U.S. trade or business;

information reporting, but not backup withholding, will apply unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owners otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner and the required procedures are followed.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement dated the date of this prospectus supplement, among the underwriters and us, we have agreed to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, the principal amount of notes set forth opposite its name.

	Principal Amount	Principal Amount	Principal Amount
Underwriters	of 2015 Notes	of 2020 Notes	of 2040 Notes

Citigroup Global Markets Inc.	$166,667,000	$166,667,000	$83,333,000

J.P. Morgan Securities LLC	166,667,000	166,667,000	83,333,000

Morgan Stanley & Co. Incorporated	166,666,000	166,666,000	83,334,000

Total	$500,000,000	$500,000,000	$250,000,000

The underwriters have agreed to purchase all of the notes sold pursuant to the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that, under certain circumstances, the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to the approval of legal matters by counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriters have advised us that they propose initially to offer the notes to the public at the public offering price on the cover page of this prospectus supplement. The underwriters may offer such notes to selected dealers at the public offering price minus a selling concession of up to 0.350% of the principal amount of the 2015 notes, 0.400% of the principal amount of the 2020 notes and 0.500% of the principal amount of the 2040 notes. In addition, the underwriters may allow, and those selected dealers may reallow, a selling concession to certain other dealers of up to 0.175% of the principal amount of the 2015 notes, 0.200% of the principal amount of the 2020 notes and 0.250% of the principal amount of the 2040 notes to other dealers. After the initial public offering, the underwriters may change the public offering price and other selling terms.

The expenses of the offering, not including the underwriting discount, are estimated to be $705,000 are payable by us.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

Price Stabilization and Short Positions

In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes.

If the underwriters create a short position in the notes in connection with the offering, i.e., if they sell more notes than are on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing notes in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, financial advisory, investment banking and other commercial dealings in the ordinary course of business with us, or our affiliates, including acting as lenders under various loan facilities. They have received, and may in the future receive, customary fees and commissions for these transactions.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining prior consent of the representatives of any such offer; or

(d) in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression Prospectus Directive means Directive 2003/71/ EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (FMSA)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FMSA does not apply to us; and

(b) it has complied and will comply with all applicable provisions of the FMSA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

LEGAL OPINIONS

The validity of the securities in respect of which this prospectus supplement is being delivered will be passed on for us by Proskauer Rose LLP, New York, New York, and for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements and schedule of Celgene and its subsidiaries as of December 31, 2009 and 2008 and for each of the years in the three-year period ended December 31, 2009, and the effectiveness of Celgene’s internal control over financial reporting as of December 31, 2009, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2009 consolidated financial statements refers to a change in its method of accounting for business combinations as of January 1, 2008 and, a change in its method of accounting for the measurement of the fair value of financial assets and liabilities as of January 1, 2008 and, a change in its method of recognizing and measuring the tax effects related to uncertain tax positions as of January 1, 2007.

The consolidated financial statements of Abraxis BioScience, Inc. at December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009 appearing in Exhibit 99.1 of Celgene Corporation’s Current Report on Form 8-K dated October 4, 2010, incorporated herein by reference, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing a change in its method of accounting for noncontrolling interests in consolidated financial statements as of January 1, 2009 as described in Note 2 to the consolidated financial statements). Such financial statements have been provided in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Celgene Corporation

Senior Debt
Securities

This prospectus relates to the offer, from time to time, of senior debt securities of Celgene Corporation The senior debt securities may be offered for resale in amounts, at prices and on terms to be set forth in one or more accompanying prospectus supplements and may be offered separately or together, or in separate series.

We will offer and sell these senior debt securities to or through one or more underwriters in firm commitment underwritings. This prospectus describes the general terms of our senior debt securities. The specific terms of any security and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering. The prospectus supplement also may add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. This prospectus may be used to offer and sell securities only if accompanied by a prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest. You should also read the documents we have referred you to in the “How to Obtain More Information” section of this prospectus for information on us and our financial statements.

Investing in our securities involves risks. You should carefully consider the risk factors incorporated herein by reference. We may include additional risk factors in a prospectus supplement under the heading “Risk Factors.” You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October 4, 2010.

WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE ANY INFORMATION OTHER THAN THAT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR IN ANY FREE WRITING PROSPECTUS PREPARED BY OR ON BEHALF OF US OR TO WHICH WE HAVE REFERRED YOU. WE TAKE NO RESPONSIBILITY FOR, AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS CURRENT ONLY AS OF THE DATE ON THE FRONT OF THESE DOCUMENTS.

i

ABOUT THIS PROSPECTUS

In this prospectus, we use the terms “Celgene,” “we,” “us” and “our” to refer to Celgene Corporation, a Delaware corporation, and its consolidated subsidiaries and, where appropriate, Abraxis BioScience, Inc., or Abraxis, and its consolidated subsidiaries, if and when our acquisition of Abraxis is completed.

This prospectus is part of a registration statement on Form S-3 filed with the Securities and Exchange Commission, or, the SEC, using a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus or a prospectus supplement before making an investment decision.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with additional or different information. No underwriter, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. You should assume that the information appearing in this prospectus, any prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of such document and that any information we have incorporated by reference is accurate only as of its respective date, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since that date.

You should read both this prospectus, including the “Risk Factors,” and the accompanying prospectus supplement or any related free writing prospectus, together with the additional information described under the headings “How to Obtain More Information” and “Incorporation by Reference.”

HOW TO OBTAIN MORE INFORMATION

We file annual, quarterly and interim reports, proxy and information statements and other information with the SEC. These filings contain important information, which does not appear in this prospectus. The reports and other information can be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other materials that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference facilities or website. Statements contained in this prospectus concerning the contents of any document we refer you to are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we may disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of the offering under this prospectus. We are not, however, incorporating by reference any documents or portions thereof whether specifically listed below or filed in the future that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.

•	Annual Report on Form 10-K for the year ended December 31, 2009;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010;

•	Current Reports on Form 8-K filed with the SEC on January 6, 2010, January 15, 2010, February 12, 2010, April 15, 2010, June 18, 2010, June 30, 2010, July 1, 2010, August 4, 2010, August 27, 2010 and October 4, 2010; and

•	Portions of the Definitive Proxy Statement on Schedule 14A for the 2010 annual meeting of stockholders held June 16, 2010 to the extent incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2009.

You may request a copy of these filings at no cost, other than exhibits to such documents which are not specifically incorporated by reference into such documents or this prospectus, by calling our Investor Relations department at (908) 673-9000, by writing to Investor Relations, Celgene Corporation 86 Morris Avenue, Summit, NJ 07901.

FORWARD-LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are included, for example, in the discussions about:

•	strategy;

•	new product discovery and development;

•	current or pending clinical trials;

•	our products’ ability to demonstrate efficacy or an acceptable safety profile;

•	actions by the U.S. Food and Drug Administration;

•	product manufacturing, including our arrangements with third-party suppliers;

•	product introduction and sales;

•	royalties and contract revenues;

•	expenses and net income;

•	credit and foreign exchange risk management;

•	liquidity;

•	asset and liability risk management; and

•	operational and legal risks.

We have tried, wherever possible, to identify these forward-looking statements by using words such as “forecast,” “project,” “anticipate,” “plan,” “strategy,” “intend,” “potential,” “outlook,” “target,” “seek,” “continue,” “believe,” “could,” “estimate,” “expect,” “may,” “probable,” “should,” “will” or other words of similar meaning in conjunction with, among other things, discussions of our future operations, business plans and prospects, prospective products or product approvals, our strategies for growth, product development and regulatory approval, our expenses, the impact of foreign exchange rates, the outcome of contingencies, such as legal proceedings, and our financial performance and results generally. You also can identify our forward-looking statements by the fact that they do not relate strictly to historical or current facts.

You are cautioned not to unduly rely on the forward-looking statements contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. Factors that could cause such differences include, but are not limited to, those risks and uncertainties discussed under the heading “Risk Factors”; the risks described in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010.

Whether or not any of these or other risks or uncertainties materializes, our results could differ materially from the expectations in these statements. We do not undertake any obligation to update these forward-looking statements, except as required by law.

CELGENE CORPORATION

We are a global integrated biopharmaceutical company primarily engaged in the discovery, development and commercialization of innovative therapies designed to treat cancer and immune-inflammatory-related diseases. We are dedicated to innovative research and development which is designed to bring new therapies to market. We are also involved in research in several scientific areas that may deliver proprietary next-generation therapies, targeting areas such as intracellular signaling pathways in cancer and immune cells, immunomodulation in cancer and autoimmunity and placental cell, including stem and progenitor cell, research. The drug and cell therapies we develop are designed to treat life-threatening diseases or chronic debilitating conditions. Building on our growing knowledge of the biology underlying hematological and solid tumor cancers as well as in immune-inflammatory diseases, we are investing in a range of innovative therapeutic programs that are investigating ways to treat and manage chronic diseases by targeting the disease source through multiple mechanisms of action.

Our commercial stage products include REVLIMID®, THALOMID® (inclusive of Thalidomide Celgenetm and Thalidomide Pharmiontm, subsequent to the acquisition of Pharmion Corporation), VIDAZA®, ISTODAX® (as a result of the acquisition of Gloucester Pharmaceuticals) and FOCALIN®. FOCALIN® is sold exclusively to Novartis Pharma AG, or Novartis. We also derive revenues from a licensing agreement with Novartis, which entitles us to royalties on FOCALIN XR® and the entire RITALIN® family of drugs, and sales of bio-therapeutic products and services through our Cellular Therapeutics subsidiary. ALKERAN® was licensed from GlaxoSmithKline, or GSK, and sold under our label through March 31, 2009, the conclusion date of the ALKERAN® license with GSK. Through March 31, 2011, we will continue to earn residual payments based upon GSK’s ALKERAN® revenues.

We were incorporated in the State of Delaware in April 1986. Our headquarters are located at 86 Morris Avenue, Summit, NJ 07901, and our phone number is (908) 673-9000. Our website address is: www.celgene.com. The reference to our website address does not constitute incorporation by reference of the information contained on the website, which should not be considered part of this prospectus. Additional information regarding us is set forth in our Annual Report on Form 10-K for the year ended December 31, 2009, our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2010 and June 30, 2010 and our Current Reports on Form 8-K (which are incorporated by reference in this prospectus). See “How to Obtain More Information” and “Incorporation by Reference.”

RISK FACTORS

Investing in securities involves a risk of loss. Before investing in our securities, you should carefully consider the risk factors described in “Risk Factors” in our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2009 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010, and subsequent filings containing updated disclosures of such factors, together with all of the other information included in this prospectus and any prospectus supplement and the other information that we have incorporated by reference. These risks are not the only ones facing us. Additional risks not currently known to us or that we currently deem immaterial also may impair or harm our business and financial results. Statements in or portions of a future document incorporated by reference in this prospectus, including, without limitation, those relating to risk factors, may update and supersede statements in and portions of this prospectus or such incorporated documents.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratio of earnings to fixed charges, or deficiency of earnings, for each of the periods indicated (dollars in thousands):

	Six Months		Year Ended
	Ended		December 31,		December 31,	December 31,		December 31,		December 31,
	June 30, 2010		2009		2008	2007		2006		2005

Ratio of earnings to fixed charges(1)	272.7	x	299.7	x	—	45.6	x	22.7	x	10.3	x
Deficiency of earnings available to cover fixed charges(2)	—		—		$(1,359,098)	—		—		—

(1)	For purposes of calculating these ratios: (i) “earnings” consist of the sum of: (x) our pretax income from continuing operations before loss from equity investees and (y) fixed charges; and (ii) “fixed charges” consist of the sum of interest expense, amortization of debt discount and premium and a portion of lease payments considered to represent an interest factor.

(2)	There was a deficiency of earnings available to cover fixed charges for 2008 because we incurred a net loss in that year.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we will use the net proceeds from the sale of securities covered by this prospectus for general corporate purposes, which may include, without limitation, further development of our clinical and pre-clinical programs, expansion of our international operations, capital expenditures, strategic transactions and to meet working capital needs.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

DESCRIPTION OF THE SENIOR DEBT SECURITIES

We may offer senior unsecured general obligations, which we refer to as the “debt securities” in this section. The debt securities will be issued from time to time under an indenture and applicable supplemental indenture, if any, with respect to any series of debt securities, between us and The Bank of New York Mellon Trust Company, N.A., as trustee. The indenture and any supplemental indenture are technical documents with terms that have defined meanings. A prospectus supplement will contain a summary of the indenture and any applicable supplemental indenture. We urge you to read the indenture, any applicable supplemental indenture and the accompanying prospectus supplement describing the particular terms of the debt securities because they, and not this description, define the rights of the debt security holders. The form of indenture is filed as an exhibit to this registration statement.

General

The following briefly summarizes the material provisions of the indenture and the debt securities, other than pricing and related terms for a particular issuance, which will be described in an accompanying prospectus supplement.

A form of each debt security, reflecting the particular terms and provisions of a series of offered debt securities, will be filed with the SEC at the time of the offering.

Brief Description of the Senior Debt Securities

The debt securities will:

•	be our unsecured general obligation;

•	rank senior in right of payment to all of our subordinated indebtedness;

•	rank equally in right of payment with all of our other senior indebtedness;

•	be effectively subordinated to any of our future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	be structurally subordinated to, which means they rank behind, all of the liabilities of our subsidiaries.

We will pay principal and interest on the debt securities at our office or agency, which we maintain in New York City. At our option, we may make payments of interest by check mailed to the debt security holders at their respective addresses as set forth in the register of debt securities. All payments with respect to global debt securities, however, will be made by wire transfer of immediately available funds to the accounts specified by the holders of the global debt securities. Until otherwise designated by us, our office or agency in New York City will be the office of the trustee or an affiliate thereof maintained for payment purposes.

Information in the Prospectus Supplement

The prospectus supplement for any offered series of debt securities will describe the following terms, as applicable:

•	the title;

•	the total principal amount offered;

•	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the maturity date or dates;

•	the rate at which the debt securities will bear interest, if any, and the interest payment dates;

•	if the debt securities are original issue discount debt securities, the yield to maturity;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment dates and any related record dates;

•	any provisions for the payment of additional amounts for taxes;

•	the denominations in which the currency or currency unit of the debt securities will be issuable if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	the terms and conditions on which we may optionally redeem the debt securities;

•	the terms and conditions on which we may be required to redeem the debt securities;

•	any obligation for us to redeem, purchase or repay the debt securities at the option of a holder upon the happening of an event other than a change of control and certain sales of assets, which are specified in the indenture, and the terms and conditions of redemption, purchase or repayment;

•	the names and duties of any co-trustees, depositaries, authenticating agents, calculation agents, paying agents, transfer agents or registrars for the debt securities;

•	any changes in or additions to the covenants applicable to the particular debt securities being issued;

•	any additions to or changes in the Events of Default with respect to the securities and any change in the right of the trustee or the holders to declare the principal and interest, if any, with respect to such securities to be due and payable;

•	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;

•	any other terms of the debt securities, which may modify, supplement or delete any provision of the indenture as it applies to that series; and

•	any other specific terms of the debt securities.

We will issue the debt securities only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form. Unless otherwise provided in the accompanying prospectus supplement, we will issue debt securities denominated in U.S. Dollars and only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

PLAN OF DISTRIBUTION

We may offer the securities on a delayed or continuous basis only by and through underwriters in firm commitment underwritings.

We will prepare a prospectus supplement for each offering that will disclose the terms of the offering, including the name or names of any of the underwriters, the public offering price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting compensation to the underwriters.

Securities offered by this prospectus may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriters without a syndicate. Unless otherwise disclosed in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any are purchased.

If a prospectus supplement so indicates, the underwriters may, pursuant to Regulation M under the Exchange Act, engage in transactions, including stabilization bids or the imposition of penalty bids, that may have the effect of stabilizing or maintaining the market price of the securities at a level above that which might otherwise prevail in the open market. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

In compliance with the guidelines of Financial Industry Regulatory Authority, Inc., or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

We may agree to indemnify underwriters who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act.

Certain of the underwriters and their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.

A prospectus and accompanying prospectus supplement in electronic form may be made available on the websites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

The senior debt securities offered under this prospectus and any applicable prospectus supplement will have no established trading market. Any underwriters to whom such offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered senior debt securities will not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Proskauer Rose LLP in New York, New York. Any underwriters will be advised about issues related to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements and schedule of Celgene and its subsidiaries as of December 31, 2009 and 2008 and for each of the years in the three-year period ended December 31, 2009, and the effectiveness of Celgene’s internal control over financial reporting as of December 31, 2009, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2009 consolidated financial statements refers to a change in its method of accounting for business combinations as of January 1, 2008 and, a change in its method of accounting for the measurement of the fair value of financial assets and liabilities as of January 1, 2008 and, a change in its method of recognizing and measuring the tax effects related to uncertain tax positions as of January 1, 2007.

The consolidated financial statements of Abraxis BioScience, Inc. at December 31, 2009 and 2008 and for each of the three years in the period ended December 31, 2009 appearing in Exhibit 99.1 of Celgene Corporation’s Current Report on Form 8-K dated October 4, 2010, incorporated herein by reference, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing a change in its method of accounting for noncontrolling interests in consolidated financial statements as of January 1, 2009 as described in Note 2 to the consolidated financial statements). Such financial statements have been provided in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Celgene Corporation

$500,000,000 2.450% Senior Notes due 2015

$500,000,000 3.950% Senior Notes due 2020

$250,000,000 5.700% Senior Notes due 2040

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

CITI	J.P. MORGAN	MORGAN STANLEY

The date of this prospectus supplement is October 4, 2010.